EXHIBIT 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL RECEIVES NASDAQ EXTENSION TO
EVIDENCE COMPLIANCE WITH FILING REQUIREMENT

Lake Success, NY, November 3, 2016-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, announced today that the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) has granted the Company’s request for an exception to Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all periodic financial reports with the Securities and Exchange Commission (the “SEC”).

As previously disclosed, on August 31, 2016, the Company received a letter from the Staff of Nasdaq as a result of the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with the SEC by August 29, 2016, as required under the Rule.

On October 31, 2016, the Company timely submitted to Nasdaq its plan to regain compliance with the Rule and, on November 2, 2016, the Company received formal notice from the Staff that the Company had been granted an extension, through February 27, 2017, to file its periodic reports with the SEC.

The Company and the Audit Committee of the Company’s Board of Directors are continuing to work diligently to complete the previously announced independent review and audit process relating to the 2016 fiscal year such that the Company is in a position to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with the SEC as soon as possible and to thereby evidence compliance with the Rule.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s expectations relating to the filing of the Company’s Annual Report on Form 10-K, regaining listing compliance with Nasdaq and the results of the ongoing accounting review. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, including the possibility that the Company will not be able to file its Annual Report on Form 10-K by February 27, 2017 or regain Nasdaq listing compliance, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing accounting review, the possibility that the ongoing accounting review may identify errors, which may be material, in the Company’s revenue recognition accounting, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

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